UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 1, 2019

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 28, 2019, the Board of Directors (the “Board”) of Pacific City Financial Corporation (the “Company”) unanimously approved an amendment to its Articles of Incorporation, as amended, to change the name of the company from “Pacific City Financial Corporations” to “PCB Bancorp” (the “Amendment”). The Amendment was approved by a majority vote of the outstanding shares of the Company’s common stock at the annual meeting of shareholders held on May 23, 2019.
On July 1, 2019, Company filed with the Secretary of State of the State of California a Certificate of Amendment of Articles of Incorporation reflecting its corporate name change to “PCB Bancorp,” effective on July 1, 2019. In addition on July 1, 2019, the Company revised its Bylaws (the “Bylaws”) to reflect its corporate name change to “PCB Bancorp.” No other changes were made to the Bylaws.
The foregoing description is qualified in its entirety by reference to the text of the Amendment and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1	Certificate of Amendment of Articles of Incorporation of PCB Bancorp (formerly known as Pacific City Financial Corporation), dated May 23, 2019 and effective as of July 1, 2019

3.2	Amended and Restated Bylaws of PCB Bancorp (formerly known as Pacific City Financial Corporation)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Articles of Incorporation of PCB Bancorp (formerly known as Pacific City Financial Corporation), dated May 23, 2019 and effective as of July 1, 2019

3.2	Amended and Restated Bylaws of PCB Bancorp (formerly known as Pacific City Financial Corporation)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PCB Bancorp

Date: July 2, 2019	By:	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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